Exhibit 99.2

Wesley Village | Charlotte, NC

BLUEROCK Residential Growth REIT™

Q3 2021 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

Motif | Fort Lauderdale, FL

Motif | Fort Lauderdale, FL Wesley Village | Charlotte, NC

Bluerock Residential Growth REIT, Inc.

Third Quarter 2021

Supplemental Financial Information

(Unaudited)

Table of Contents

Third Quarter Earnings Release	3
Financial and Operating Highlights	18
Share and Unit Information	19
EBITDAre and Interest Information	20
Financial Statistics	21
Recent Acquisitions and Investments	22
Recent Dispositions	23
Preferred Equity Investments, Notes and Accrued Interest Receivable, and Ground Lease	24
Portfolio Information	26
Renovation Table	28
Lease-up and Development Preferred/Loan/Ground Lease Investments	29
Condensed Consolidated Balance Sheets	30
Consolidated Statements of Operations	31
Reconciliation of Funds from Operations (FFO) and Core Funds from Operations (CFFO)	32
Mortgages Payable Summary Information	33
2021 Projected Guidance Information	35
Definitions of Non-GAAP Financial Measures	36

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others.  For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 23, 2021, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces Third Quarter 2021 Results

-                  Quarterly Portfolio Lease Rate Growth of 16.5% -

-                  October Portfolio Lease Rate Growth of 17.8% -

-                  Same Store Rental Revenues Increased 7.7% -

New York, NY (November 4, 2021) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multifamily apartment communities, announced today its financial results for the quarter ended September 30, 2021.

“The accelerated improvement in lease growth, same store revenue and NOI growth continues to validate our strategy focusing on building a highly amenitized Class A affordable first-ring suburban portfolio in knowledge economy growth markets,” said Ramin Kamfar, Company Chairman and CEO. “In addition, we increased our investment pace throughout the quarter and expect it to carryforward into the end of the year. We also sold three investments at attractive cap rates below third-party NAV estimates which generated almost $100 million in net proceeds and will produce solid returns for shareholders upon capital reinvestment.”

Third Quarter Highlights

Financial Results

-	Net income attributable to common stockholders for the third quarter of 2021 was $12.5 million or $0.45 per diluted share, as compared to net loss attributable to common stockholders of ($17.1) million or ($0.71) per diluted share in the prior year period.

-	Core funds from operations attributable to common stockholders and unit holders (“CFFO”) was $5.4 million, or $0.15 per diluted share, compared to $5.4 million, or $0.16 per diluted share, in the prior year period. This year’s results were impacted by significant planned capital on the balance sheet in the first half of the quarter and is in the process of being fully invested into an attractive pipeline of opportunities through the year end.

Portfolio Performance

-	Rental revenues grew 2.3% to $49.8 million from $48.7 million in the prior year period.

-	Property Net Operating Income (“NOI”) increased 5.3% to $30.6 million from $29.1 million in the prior year period.

-	Same store revenues grew 7.7% and same store NOI increased 9.2%, as compared to the prior year period.

-	Same store average rent increased 7.1% and same store average occupancy expanded 30 basis points, as compared to the prior year period.

-	Blended lease rate growth was 16.5%, up 620 basis points on a sequential quarter-over-quarter basis.

-	September 2021 average lease growth accelerated to 17.9%, with renewals at 9.0% and new leases at 25.8%. Average lease growth was 17.8% in October.

-	Portfolio occupancy was 96.2% at September 30, 2021, up 110 basis points from the prior year.

-	Property operating margins improved 180 basis points to 61.6% compared to 59.8% in the prior year period.

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Portfolio Activity

-	Consolidated real estate investments, at cost, were approximately $2.1 billion.

-	Invested $83 million in operating assets with investment across multiple tranches of the capital structure.

-	Invested $33 million of preferred equity into unconsolidated operating properties.

-	Committed $68 million for four new preferred equity investments in development properties, of which $8 million has been funded.

-	Funded $8 million for seven existing preferred equity and mezzanine loan investments.

-	Sold two operating assets and one development property for $228 million with net proceeds of $100 million.

-	Completed 368 value-add unit upgrades during the quarter achieving an average 20.8% ROI through an average monthly rent premium of $137 per unit.

-	Subsequent to quarter end, we closed additional investments totaling $28 million in BRG equity.

Balance Sheet and Market Activity

-	$300.7 million of unrestricted cash and availability under revolving credit facilities and $1.3 billion of indebtedness outstanding as of September 30, 2021.

-	Paid quarterly dividend of $0.1625 in cash per share of common stock.

-	Raised $115 million through the continuous registered Series T Preferred Stock offering with the issuance of 4.6 million shares at $25.00 per share.

-	Redeemed 673 shares of Series B Preferred Stock through the issuance of 58,552 shares of Class A common stock at an average price of $11.49 per share. Redeemed 24,476 shares of Series T Preferred Stock through the issuance of 54,170 shares of Class A common stock at an average price of $11.30 per share.

-	Repurchased 2,977,477 shares of Class A common stock during the quarter at an average price of $11.34 per share.

Included later in this release are definitions of NOI, CFFO and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Third Quarter 2021 Financial Results

Net income attributable to common stockholders for the third quarter of 2021 was $12.5 million, compared to net loss attributable to common stockholders of ($17.1) million in the prior year period. Net income in 2021 was positively impacted by gain on sales of real estate investments. Net income attributable to common stockholders included non-cash expenses of $19.3 million or $0.73 per share in the third quarter of 2021 compared to $19.4 million or $0.79 per share for the prior year period.

CFFO for the third quarter of 2021 was $5.4 million, or $0.15 per diluted share, compared to $5.4 million, or $0.16 per diluted share, in the prior year period. CFFO was positively impacted by an increase in property NOI of $1.6 million, an increase in preferred returns of $0.4 million, and a reduction in interest expense of $0.3 million. This was primarily offset by a year-over-year reduction of $0.9 million in interest income from mezzanine loan and ground lease investments, $0.4 million in general and administrative expenses, and preferred stock dividend increase of $0.8 million.

Total Portfolio Performance

$ In thousands, except average rental rates	3Q21	3Q20	Variance		YTD21	YTD20	Variance
Total Revenues (1)	$53,796	$54,589	(1.5)%		$163,434	$163,862	(0.3)%
Property Operating Expenses	$19,138	$19,571	(2.2)%		$57,978	$57,441	0.9%
NOI	$30,645	$29,095	5.3%		$92,608	$89,272	3.7%
Operating Margin	61.6%	59.8%	180	bps	61.5%	60.8%	70	bps
Average Occupancy Percentage	95.8%	95.1%	70	bps	95.6%	94.6%	100	bps
Average Rental Rate	$1,384	$1,319	4.9%		$1,350	$1,326	1.8%

(1) Including interest income from loan and ground lease investments.

For the third quarter of 2021, property revenues increased by 2.3% compared to the same prior year period. Total portfolio NOI was $30.6 million, an increase of $1.6 million, or 5.3%, compared to the same period in the prior year. Property NOI margins were 61.6% for the quarter, compared to 59.8% in the prior year quarter.

Same Store Portfolio Performance

$ In thousands, except average rental rates	3Q21	3Q20	Variance		YTD21	YTD20	Variance
Revenues	$40,011	$37,138	7.7%		$113,222	$107,479	5.3%
Property Operating Expenses	$15,422	$14,620	5.5%		$43,306	$41,089	5.4%
NOI	$24,589	$22,518	9.2%		$69,916	$66,390	5.3%
Operating Margin	61.5%	60.6%	90	bps	61.8%	61.8%	0	bps
Average Occupancy Percentage	95.5%	95.2%	30	bps	95.5%	94.7%	80	bps
Average Rental Rate	$1,410	$1,317	7.1%		$1,366	$1,319	3.6%

The Company’s same store portfolio for the quarter ended September 30, 2021 included 25 properties. For the third quarter of 2021, same store NOI was $24.6 million, an increase of $2.1 million, or 9.2%, compared to the 2020 period. Same store property revenues grew by 7.7% compared to the 2020 period, primarily driven by a 7.1% increase in average rental rates and a 30-basis point increase in occupancy; all of the Company’s 25 same store properties recognized rental rate increases and 14 recognized occupancy increases during the period. In addition, ancillary income, such as termination fees and late fees, increased $0.3 million.

Same store expenses increased 5.5%, or $0.8 million, partially due to non-controllable real estate tax increase of $0.2 million and insurance expense increase of $0.1 million due to industrywide multifamily insurance price increases. The remaining increase was due to a $0.2 million increase in repairs and maintenance and an increase of $0.3 million in administrative and marketing expenses.

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Renovation Activity

The Company completed 368 value-add unit upgrades during the third quarter of 2021 achieving an average 20.8% ROI through an average monthly rent premium of $137 per unit. Since inception, the Company has completed 3,643 value-add unit upgrades at an average cost of $6,249 per unit and achieved an average monthly rental rate increase of $121 per unit, equating to an average 23.2% ROI on all unit upgrades leased as of September 30, 2021. The Company has identified approximately 5,096 remaining units within the existing portfolio for value-add upgrades with similar projected economics to the completed renovations.

Dividend

Through September 30, 2021, the Board of Directors has authorized, and the Company has declared, quarterly cash dividends as reflected in the following table.

Declaration Date	Payable to stockholders of record as of	Amount	Date Paid or Payable
Class A Common Stock
June 11, 2021	June 25, 2021	$0.162500	July 2, 2021
September 10, 2021	September 24, 2021	$0.162500	October 5, 2021
Class C Common Stock
June 11, 2021	June 25, 2021	$0.162500	July 2, 2021
September 10, 2021	September 24, 2021	$0.162500	October 5, 2021
Series B Preferred Stock
April 12, 2021	June 25, 2021	$5.00	July 2, 2021
July 12, 2021	July 23, 2021	$5.00	August 5, 2021
July 12, 2021	August 25, 2021	$5.00	September 3, 2021
July 12, 2021	September 24, 2021	$5.00	October 5, 2021
Series C Preferred Stock
June 11, 2021	June 25, 2021	$0.4765625	July 2, 2021
September 10, 2021	September 24, 2021	$0.4765625	October 5, 2021
Series D Preferred Stock
June 11, 2021	June 25, 2021	$0.4453125	July 2, 2021
September 10, 2021	September 24, 2021	$0.4453125	October 5, 2021
Series T Preferred Stock (1)
April 12, 2021	June 25, 2021	$0.128125	July 2, 2021
July 12, 2021	July 23, 2021	$0.128125	August 5, 2021
July 12, 2021	August 25, 2021	$0.128125	September 3, 2021
July 12, 2021	September 24, 2021	$0.128125	October 5, 2021

(1)	Shares of newly issued Series T Preferred Stock that are held only a portion of the applicable monthly dividend period receive a prorated dividend based on the actual number of days in the applicable dividend period during which each such share of Series T Preferred Stock was outstanding.

2021 Guidance

The Company is reaffirming its prior 2021 CFFO guidance. Based on the Company’s current outlook and market conditions, the Company anticipates 2021 CFFO in the range of $0.65 to $0.70 per share. For additional guidance details underlying earnings guidance, please see page 35 of Company’s Third Quarter 2021 Earnings Supplement available under the Investors section on the Company’s website (www.bluerockresidential.com).

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Thursday, November 4, 2021 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until December 4, 2021 at  https://services.choruscall.com/mediaframe/webcast.html?webcastid=zZxaUQU8, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10159493.

The full text of this Earnings Release and additional Supplemental Information is available in the Investors section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of primarily affordable Class A highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 23, 2021, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and preferred equity/loan/ground lease investments as of September 30, 2021:

Name	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)	% Occupied (3)
Consolidated Operating Investments:
Multifamily
ARIUM Glenridge	Atlanta, GA	480	1990	90%	$1,408	93.5%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,566	94.9%
Ashford Belmar	Lakewood, CO	512	1988/1993	85%	1,732	95.9%
Avenue 25	Phoenix, AZ	254	2013	100%	1,351	94.1%
Burano Hunter’s Creek, formerly ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,471	95.7%
Carrington at Perimeter Park	Morrisville, NC	266	2007	100%	1,330	97.4%
Chattahoochee Ridge	Atlanta, GA	358	1996	90%	1,453	97.5%
Chevy Chase	Austin, TX	320	1971	92%	1,008	98.8%
Cielo on Gilbert	Mesa, AZ	432	1985	90%	1,178	97.0%
Citrus Tower	Orlando, FL	336	2006	97%	1,436	95.2%
Denim	Scottsdale, AZ	645	1979	100%	1,344	96.1%
Elan	Austin, TX	270	2007	100%	1,192	97.0%
Element	Las Vegas, NV	200	1995	100%	1,365	94.5%
Falls at Forsyth	Cumming, GA	356	2019	100%	1,491	98.3%
Gulfshore Apartment Homes	Naples, FL	368	2016	100%	1,347	98.4%
Outlook at Greystone	Birmingham, AL	300	2007	100%	1,196	95.7%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003	100%	1,524	95.9%
Providence Trail	Mount Juliet, TN	334	2007	100%	1,355	97.9%
Roswell City Walk	Roswell, GA	320	2015	98%	1,705	97.2%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,455	98.5%
The Brodie	Austin, TX	324	2001	100%	1,392	96.0%
The Debra Metrowest, formerly ARIUM Metrowest	Orlando, FL	510	2001	100%	1,477	95.5%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,531	95.1%
The Mills	Greenville, SC	304	2013	100%	1,099	98.7%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,665	95.9%
The Sanctuary	Las Vegas, NV	320	1988	100%	1,232	93.1%
Veranda at Centerfield	Houston, TX	400	1999	93%	1,062	94.5%
Villages of Cypress Creek	Houston, TX	384	2001	80%	1,222	96.4%
Wesley Village	Charlotte, NC	301	2010	100%	1,429	95.7%
Windsor Falls	Raleigh, NC	276	1994	100%	1,170	95.3%
Total Units		10,626

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Single-Family Residential (4)	Market	Number of Homes	Average Year Built
Granbury	Granbury, TX	36	2020-2021	80%	1,556		97.2%
Indy	Indianapolis, IN	44	1958	60%	753		88.6%
Lubbock	Lubbock, TX	60	1955	80%	969		93.3%
Navigator Villas	Pasco, WA	176	2013	90%	1,215		97.2%
Springfield	Springfield, MO	290	2004	60%	1,126		96.2%
Springtown	Springtown, TX	70	1991	80%	1,216		100.0%
Texarkana	Texarkana, TX	29	1967	80%	940		93.1%
Wayford at Concord	Concord, NC	150	2019	83%	1,868		98.0%
Yauger Park Villas	Olympia, WA	80	2010	95%	2,043		97.5%
Total Homes		935

Total/Average Consolidated Operating Investments		11,561			$1,384	(5)	96.2%

Preferred Equity/Loan/Ground Lease Investments:

Multifamily
Alexan CityCentre	Houston, TX	340	$1,628
Avondale Hills	Decatur, GA	240	1,538
Belmont Crossing	Smyrna, GA	192	924
Chandler	Chandler, AZ	208	1,457
Deercross	Indianapolis, IN	372	771
Deerwood Apartments	Houston, TX	330	1,590
Domain at The One Forty	Garland, TX	299	1,416
Georgetown Crossing	Savannah, GA	168	1,105
Hunter’s Pointe	Pensacola, FL	204	1,009
Lower Broadway	San Antonio, TX	386	1,769
Motif	Fort Lauderdale, FL	385	2,263
Orange City Apartments	Orange City, FL	298	1,457
Park on the Square	Pensacola, FL	240	1,233
Renew 3030	Mesa, AZ	126	1,098
Reunion Apartments	Orlando, FL	280	1,366
Sierra Terrace	Atlanta, GA	135	1,292
Sierra Village	Atlanta, GA	154	1,254
Spring Parc	Dallas, TX	304	953
The Commons	Jacksonville, FL	328	933
The Crossings at Dawsonville	Dawsonville, GA	216	1,447
The Hartley at Blue Hill, formerly The Park at Chapel Hill	Chapel Hill, NC	414	1,599
The Reserve at Palmer Ranch	Sarasota, FL	320	1,448
The Riley	Richardson, TX	262	1,485
Thornton Flats	Austin, TX	104	1,628
Water’s Edge	Pensacola, FL	184	1,214
Wayford at Innovation Park	Charlotte, NC	210	1,994
Zoey	Austin, TX	307	1,762
Total Units		7,006

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Single-Family Residential
Corpus	Corpus Christi, TX	81	1,146
Jolin	Weatherford, TX	24	1,360
Peak Housing	Various (6)	474	968
The Cottages at Myrtle Beach	Myrtle Beach, SC	294	1,743
The Cottages of Port St. Lucie	Port St. Lucie, FL	286	2,133
Willow Park	Willow Park, TX	46	2,362
Total Homes		1,205

Total/Average Preferred Equity/Loan/Ground Lease Investments		8,211	$1,440	(7)

Total/Average Portfolio		19,772	$1,407	(8)

(1)	Represents date of last significant renovation or year built if no renovations.
(2)

For operating investments, represents the average effective monthly rent per occupied unit for the three months ended September 30, 2021.  For development investments, represents the average pro forma effective monthly rent per occupied unit for all expected occupied units upon stabilization.

(3)	Percent occupied is calculated as (i) the number of units occupied as of September 30, 2021, divided by (ii) total number of units, expressed as a percentage.
(4)	Single-Family Residential includes single-family residential homes and attached townhomes/flats.
(5)	The average effective monthly rent including sold properties was $1,384 for the three months ended September 30, 2021.
(6)	Peak Housing includes portfolios of homes located in Indiana, Missouri and Texas.
(7)	The average effective monthly rent including sold properties was $1,434 for the three months ended September 30, 2021.
(8)	The average effective monthly rent including sold properties was $1,405 for the three months ended September 30, 2021.

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Nine Months Ended September 30, 2021 and 2020

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Rental and other property revenues	$49,783	$48,666	$150,586	$146,713
Interest income from loan and ground lease investments	4,013	5,923	12,848	17,149
Total revenues	53,796	54,589	163,434	163,862
Expenses
Property operating	19,138	19,571	57,978	57,441
Property management fees	1,259	1,231	3,787	3,719
General and administrative	6,856	5,901	20,097	17,575
Acquisition and pursuit costs	413	2,242	428	3,933
Weather-related losses, net	140	—	540	—
Depreciation and amortization	19,204	19,216	59,454	60,206
Total expenses	47,010	48,161	142,284	142,874
Operating income	6,786	6,428	21,150	20,988
Other income (expense)
Other income	208	60	418	119
Preferred returns on unconsolidated real estate joint ventures	3,322	2,963	7,938	8,213
Provision for credit losses	(17)	—	(584)	—
Gain on sale of real estate investments	48,943	—	137,285	58,096
Loss on extinguishment of debt and debt modification costs	(3,053)	—	(6,740)	(13,985)
Interest expense, net	(12,755)	(13,520)	(40,050)	(42,294)
Total other income (expense)	36,648	(10,497)	98,267	10,149
Net income (loss)	43,434	(4,069)	119,417	31,137
Preferred stock dividends	(15,772)	(15,003)	(44,756)	(42,787)
Preferred stock accretion	(4,840)	(4,451)	(19,152)	(11,978)
Net income (loss) attributable to noncontrolling interests
Operating Partnership units	4,994	(6,270)	13,176	(6,679)
Partially owned properties	5,284	(195)	11,637	1,512
Net income (loss) attributable to noncontrolling interests	10,278	(6,465)	24,813	(5,167)
Net income (loss) attributable to common stockholders	$12,544	$(17,058)	$30,696	$(18,461)

Net income (loss) per common share - Basic	$0.46	$(0.71)	$1.14	$(0.80)

Net income (loss) per common share – Diluted	$0.45	$(0.71)	$1.13	$(0.80)

Weighted average basic common shares outstanding	26,567,269	24,566,196	25,941,571	24,321,282
Weighted average diluted common shares outstanding	26,795,507	24,566,196	26,032,592	24,321,282

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Consolidated Balance Sheets

Third Quarter 2021

(Unaudited and dollars in thousands except for share and per share amounts)

	September 30, 2021	December 31, 2020
ASSETS
Net Real Estate Investments
Land	$263,361	$279,481
Buildings and improvements	1,772,822	1,889,471
Furniture, fixtures and equipment	84,221	78,438
Total Gross Real Estate Investments	2,120,404	2,247,390
Accumulated depreciation	(205,124)	(186,426)
Total Net Operating Real Estate Investments	1,915,280	2,060,964
Operating real estate held for sale, net	—	36,213
Total Net Real Estate Investments	1,915,280	2,097,177
Cash and cash equivalents	163,349	83,868
Restricted cash	35,483	35,093
Notes and accrued interest receivable, net	179,395	157,734
Due from affiliates	682	339
Accounts receivable, prepaids and other assets, net	43,315	29,502
Preferred equity investments and investments in unconsolidated real estate joint ventures, net	127,421	83,485
In-place lease intangible assets, net	1,748	2,594
Non-real estate assets associated with operating real estate held for sale	—	145
Total Assets	$2,466,673	$2,489,937

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,341,241	$1,490,932
Mortgages payable associated with operating real estate held for sale	—	38,773
Revolving credit facilities	—	33,000
Accounts payable	2,073	1,317
Other accrued liabilities	44,254	31,025
Due to affiliates	595	618
Distributions payable	14,177	13,421
Liabilities associated with operating real estate held for sale	—	383
Total Liabilities	1,402,340	1,609,469
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; no shares and 2,201,547 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	54,332
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 359,925 and 513,489 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	328,781	469,907
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 shares issued and outstanding as of September 30, 2021 and December 31, 2020	56,728	56,462
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 22,920,168 and 9,717,917 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	520,704	219,967
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 shares issued and outstanding as of September 30, 2021 and December 31, 2020	66,867	66,867
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 26,120,780 and 22,020,950 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	261	220
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of September 30, 2021 and December 31, 2020	1	1
Additional paid-in-capital	339,815	304,710
Distributions in excess of cumulative earnings	(295,672)	(313,392)
Total Stockholders’ Equity	111,272	58,406
Noncontrolling Interests
Operating Partnership units	15,730	(3,272)
Partially owned properties	31,118	24,666
Total Noncontrolling Interests	46,848	21,394
Total Equity	158,120	79,800
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,466,673	$2,489,937

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for notes receivable, unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest expense, unrealized gains and losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, non-cash equity compensation and preferred stock accretion. Commencing in 2020, we do not deduct the accrued portion of the preferred income on our preferred equity investments from FFO to determine CFFO as the income is deemed fully collectible. The accrued portion of the preferred income totaled $1.9 million and $0.4 million, and $4.6 million and $1.2 million for the three and nine months ended September 30, 2021 and 2020, respectively. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Neither FFO nor CFFO is equivalent to net income (loss), including net income (loss) attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income (loss), including net income (loss) attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired twelve operating investments, made fifteen investments through preferred equity or loans, sold eight operating investments and received payoffs of our loan or preferred equity in eight investments subsequent to September 30, 2020. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The table below reconciles our calculations of FFO and CFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2021 and 2020 (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$12,544	$(17,058)	$30,696	$(18,461)
Add back: Net income (loss) attributable to Operating Partnership Units	4,994	(6,270)	13,176	(6,679)
Net income (loss) attributable to common stockholders and unit holders	17,538	(23,328)	43,872	(25,140)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	18,187	18,309	56,627	57,353
Provision for credit losses	17	—	584	—
Gain on sale of real estate investments	(43,359)	—	(124,416)	(55,360)
FFO Attributable to Common Stockholders and Unit Holders	(7,617)	(5,019)	(23,333)	(23,147)
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	413	2,242	428	3,933
Non-cash interest expense	363	731	1,517	2,323
Unrealized loss on derivatives	41	98	31	67
Loss on extinguishment of debt and debt modification costs	2,975	—	6,148	13,590
Amortization of deferred interest income on mezzanine loan	984	—	1,981	—
Weather-related losses, net	140	—	500	—
Non-real estate depreciation and amortization	122	122	365	364
Other income, net	(216)	(52)	(168)	(49)
Non-cash equity compensation	3,395	2,850	10,184	8,589
Preferred stock accretion	4,840	4,451	19,152	11,978
CFFO Attributable to Common Stockholders and Unit Holders	$5,440	$5,423	$16,805	$17,648

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.20)	$(0.15)	$(0.64)	$(0.70)
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.15	$0.16	$0.46	$0.53

Weighted average common shares and units outstanding - diluted	37,461,558	33,688,877	36,360,295	33,187,360

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (loss), computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net income (loss) attributable to common stockholders to EBITDAre and Adjusted EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$12,544	$(17,058)	$30,696	$(18,461)
Net income (loss) attributable to noncontrolling interests	10,278	(6,465)	24,813	(5,167)
Preferred stock dividends	15,772	15,003	44,756	42,787
Preferred stock accretion	4,840	4,451	19,152	11,978
Interest expense, net	12,755	13,520	40,050	42,294
Real estate depreciation and amortization	19,157	19,169	59,315	60,068
Provision for credit losses	17	—	584	—
Gain on sale of real estate investments	(48,943)	—	(137,285)	(58,096)
Loss on extinguishment of debt and debt modification costs	3,053	—	6,740	13,985
EBITDAre	$29,473	$28,620	$88,821	$89,388
Acquisition and pursuit costs	413	2,242	428	3,933
Amortization of deferred interest income on mezzanine loan	984	—	1,981	—
Non-real estate depreciation and amortization	122	122	365	364
Weather-related losses, net	140	—	540	—
Non-cash equity compensation	3,395	2,850	10,184	8,589
Other income, net	(216)	(52)	(168)	(49)
Adjusted EBITDAre	$34,311	$33,782	$102,151	$102,225

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

The following table reflects net income (loss) attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$12,544	$(17,058)	$30,696	$(18,461)
Add back: Net income (loss) attributable to Operating Partnership Units	4,994	(6,270)	13,176	(6,679)
Net income (loss) attributable to common stockholders and unit holders	17,538	(23,328)	43,872	(25,140)
Add common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	18,187	18,309	56,627	57,353
Non-real estate depreciation and amortization	122	122	365	364
Non-cash interest expense	363	731	1,517	2,323
Unrealized loss on derivatives	41	98	31	67
Loss on extinguishment of debt and debt modification costs	2,975	—	6,148	13,590
Provision for credit losses	17	—	584	—
Property management fees	1,191	1,173	3,608	3,540
Acquisition and pursuit costs	413	2,242	428	3,933
Corporate operating expenses	6,781	5,817	19,871	17,279
Weather-related losses, net	140	—	500	—
Preferred dividends	15,772	15,003	44,756	42,787
Preferred stock accretion	4,840	4,451	19,152	11,978
Less common stockholders and Operating Partnership Units pro-rata share of:
Other income, net	216	52	324	49
Preferred returns on unconsolidated real estate joint ventures	3,322	2,935	7,938	8,343
Interest income from loan and ground lease investments	4,149	5,923	12,984	17,149
Gain on sale of real estate investments	43,359	—	124,416	55,360
Pro-rata share of properties’ income	17,334	15,708	51,797	47,173
Add:
Noncontrolling interest pro-rata share of partially owned property income	977	725	2,356	2,278
Total property income	18,311	16,433	54,153	49,451
Add:
Interest expense	12,334	12,662	38,455	39,821
Net operating income	30,645	29,095	92,608	89,272
Less:
Non-same store net operating income	6,056	6,577	22,692	22,882
Same store net operating income (1)	$24,589	$22,518	$69,916	$66,390

(1)	Same store portfolio for the three months ended September 30, 2021 consists of 25 properties, which represent 8,882 units. Same store portfolio for the nine months ended September 30, 2021 consists of 24 properties, which represent 8,628 units.

Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings Release

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

#

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Nine Months Ended September 30, 2021

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
OPERATING INFORMATION	2021	2020	% Change	2021	2020	% Change
Total revenue	$53,796	$54,589	(1.5)%	$163,434	$163,862	(0.3)%

Total assets	$2,466,673	$2,442,219	1.0%	$2,466,673	$2,442,219	1.0%

Property NOI (1)	$30,645	$29,095	5.3%	$92,608	$89,272	3.7%

Property NOI margins	61.6%	59.8%	3.0%	61.5%	60.8%	1.2%

Net income (loss) per common share - Diluted	$0.45	$(0.71)	-	$1.13	$(0.80)	-

CFFO attributable to common stockholders and unit holders per share (2)	$0.15	$0.16	(6.3)%	$0.46	$0.53	(13.2)%

(1)	See page 38 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)	See page 36 for the Company's definition of this non-GAAP measurement and reasons for using it.

Bluerock Residential Growth REIT, Inc.

Share and Unit Information

Third Quarter 2021

(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended September 30, 2021
Class A Common Stock	26,490,666
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	26,567,269
Warrants (1)	149,037
Restricted Stock Grants (2)	79,201
Weighted Average Common Stock Outstanding, Diluted	26,795,507
OP Units	6,309,672
LTIP Units	4,356,379
Weighted Average Common Stock and Total Units Outstanding, Diluted	37,461,558

Outstanding Common Stock and Units at September 30, 2021	37,660,662

Outstanding 6.000% Series B Redeemable Preferred Stock at September 30, 2021	359,925

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at September 30, 2021	2,295,845

Outstanding 7.125% Series D Cumulative Preferred Stock at September 30, 2021	2,774,338

Outstanding 6.150% Series T Redeemable Preferred Stock at September 30, 2021	22,920,168

(1)  Potential dilution from warrants outstanding from issuance of Series B Preferred Stock offering.

(2)  Potential dilution from restricted common stock granted to employees.

The following table reflects the impact of various LTIP Unit issuances (including unvested LTIP Units), share repurchases, and other share/unit changes subsequent to June 30, 2021:

Share Type	Shares and units outstanding June 30, 2021	Class A common share repurchase	Class A common from Series B and Series T holder redemptions	LTIP Issuances	Other	Shares and units outstanding September 30, 2021	Ownership %
Class A Common Stock	28,861,937	(2,977,477)	112,722	-	123,598	26,120,780	69.36%

Class C Common Stock	76,603	-	-	-	-	76,603	0.20%

Total share equivalents	28,938,540	(2,977,477)	112,722	-	123,598	26,197,383	69.56%

OP Units	6,309,672	-	-	-	-	6,309,672	16.75%

LTIP Units (including unvested)	5,100,255	-	-	53,352	-	5,153,607	13.69%

Total noncontrolling interest	11,409,927	-	-	53,352	-	11,463,279	30.44%

Total shares, OP and LTIP Units	40,348,467	(2,977,477)	112,722	53,352	123,598	37,660,662	100.00%

Bluerock Residential Growth REIT, Inc.

EBITDAre and Interest Information

Third Quarter 2021

(Unaudited and dollars in thousands)

Three Months Ended
September 30, 2021
Q3 EBITDAre Calculation
Net income attributable to common stockholders	$12,544
Net income attributable to noncontrolling interests	10,278
Preferred stock dividends	15,772
Preferred stock accretion	4,840
Interest expense, net	12,755
Real estate depreciation and amortization	19,157
Provision for credit losses	17
Gain on sale of real estate investments	(48,943)
Loss on extinguishment of debt and debt modification costs	3,053
EBITDAre (1)	$29,473
Acquisition and pursuit costs	413
Amortization of deferred interest income on mezzanine loan	984
Non-real estate depreciation and amortization	122
Weather-related losses, net	140
Non-cash equity compensation	3,395
Other income, net	(216)
Adjusted EBITDAre	$34,311

Modified Q3 EBITDAre Calculation (2)
Adjusted EBITDAre	$34,311
Adjustment	1,055
Modified Q3 EBITDAre	$35,366
Modified Q3 EBITDAre annualized	$141,464

Modified Q3 Interest Calculation (2)(3)
Interest expense	$12,334
Adjustment	(34)
Modified Q3 interest expense	$12,300
Modified Q3 interest expense annualized	$49,200

(1)	See page 37 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.
(2)	Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on July 1, 2021: (i) acquisitions of Granbury, Indy, Lubbock, Springfield, Springtown, and Texarkana, (ii) sales of Mira Vista, Park & Kingston, and The District at Scottsdale, (iii) investments in Chandler, Corpus, Deerwood Apartments, Jolin, Renew 3030, Spring Parc, The Cottages at Myrtle Beach, The Cottages of Port St. Lucie, and The Crossings at Dawsonville, and (vi) additional investments at Alexan CityCentre, Domain at The One Forty, Motif, Peak Housing, and Thornton Flats. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.
(3)	Interest expense excludes non-cash interest expense.

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Third Quarter 2021

(Unaudited and dollars in thousands)

	Three Months Ended
	September 30, 2021
Interest Coverage Ratio
Modified Q3 EBITDAre *	$35,366
Modified Q3 interest expense (4) *	12,300
Interest coverage ratio	2.88	x

Quarterly Fixed Charge Coverage Ratio
Modified Q3 interest expense (4) *	$12,300
Preferred stock dividends	15,772
Total fixed charges	$28,072
Modified Q3 EBITDAre *	35,366
Modified Q3 EBITDAre fixed charge coverage ratio	1.26	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,342,158
Less: cash (3)	(198,832)
Net debt (total debt less cash)	$1,143,326
Modified Q3 EBITDAre (annualized)*	141,464
Net debt / modified EBITDAre ratio	8.08	x

Leverage as a Percentage of Assets
Total debt (1)	$1,342,158
Total undepreciated assets (2)	2,671,797
Total debt / total undepreciated assets	50.2%
Net debt / net undepreciated assets (less cash)	46.2%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$1,541,256
Total debt (1)	1,342,158
Total enterprise value	$2,883,414
Total debt / total enterprise value	46.5%
Net debt / total enterprise value	39.7%

(1)	Total debt excludes amortization of fair market value adjustments of $8.5 million and deferred financing costs of $9.5 million.
(2)	Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.
(3)	Cash includes cash, cash equivalents, and restricted cash.
(4)	Interest expense excludes non-cash interest expense.
(5)	Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the September 30, 2021 closing share prices.
*	Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on July 1, 2021: (i) acquisitions of Granbury, Indy, Lubbock, Springfield, Springtown, and Texarkana, (ii) sales of Mira Vista, Park & Kingston, and The District at Scottsdale, (iii) investments in Chandler, Corpus, Deerwood Apartments, Jolin, Renew 3030, Spring Parc, The Cottages at Myrtle Beach, The Cottages of Port St. Lucie, and The Crossings at Dawsonville, and (vi) additional investments at Alexan CityCentre, Domain at The One Forty, Motif, Peak Housing, and Thornton Flats. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions and Investments

(Unaudited)

Name - Operating	Location/Market	Date of Investment	Year Built/ Renovated (1)	Number of Units or Homes	Ownership Interest	Purchase Price (in millions)	Average Rent (2)
Multifamily
Windsor Falls	Raleigh, NC	6/17/2021	1994	276	100%	$48.8	$1,170

Single-Family Residential (3)
Yauger Park Villas	Olympia, WA	4/14/2021	2010	80	95%	24.5	2,043
Wayford at Concord (4)	Concord, NC	6/4/2021	2019	150	83%	44.4	1,868
Indy	Indianapolis, IN	8/12/2021	1958	44	60%	3.8	753
Springfield	Springfield, MO	8/18/2021	2004	290	60%	49.0	1,126
Springtown	Springtown, TX	9/15/2021	1991	70	80%	9.4	1,216
Texarkana	Texarkana, TX	9/21/2021	1967	29	80%	3.1	940
Lubbock	Lubbock, TX	9/24/2021	1955	60	80%	5.6	969
Granbury	Granbury, TX	9/30/2021	2020-2021	36	80%	8.1	1,556
Total/Average Operating				1,035		$196.7	$1,398

Name – Preferred Equity	Location/Market	Date of Investment	Year Built/ Renovated (1)	Actual/Planned Number of Units or Homes	Commitment Amount (in millions)	Investment Amount (in millions)	Average Rent (2)
Multifamily
The Riley	Richardson, TX	3/1/2021	2018	262	$7.0	$7.0	$1,485
The Reserve at Palmer Ranch (5)	Sarasota, FL	6/10/2021	2016	320	11.4	11.4	1,448
Deerwood Apartments	Houston, TX	6/16/2021	2023	330	16.5	2.4	1,590
Wayford at Innovation Park	Charlotte, NC	6/17/2021	2024	210	11.7	—	1,994
Deercross	Indianapolis, IN	6/25/2021	1979	372	4.0	4.0	771
Spring Parc	Dallas, TX	7/13/2021	1986	304	8.0	8.0	953
The Crossings of Dawsonville	Dawsonville, GA	7/14/2021	2019	216	10.5	10.5	1,447
Lower Broadway	San Antonio, TX	7/15/2021	2024	386	15.8	—	1,769
Orange City Apartments	Orange City, FL	7/26/2021	2023	298	15.1	—	1,457
Renew 3030	Mesa, AZ	8/31/2021	1984	126	7.1	7.1	1,098

Single-Family Residential
Peak Housing	Various (6)	2Q/3Q, 2021	1997	474	18.2	18.2	968
Willow Park	Willow Park, TX	6/17/2021	2022	46	3.8	—	2,362
The Cottages of Port St. Lucie	Port St. Lucie, FL	8/26/2021	2023	286	18.8	3.6	2,133
The Cottages at Myrtle Beach	Myrtle Beach, SC	9/9/2021	2023	294	17.9	4.7	1,743
Total/Average Preferred Equity				3,924	$165.8	$76.9	$1,449

Name – Mortgage Loan	Market	Date of Investment	Year Built/ Renovated (1)	Number of Homes	Commitment Amount (in millions)	Investment Amount (in millions)	Average Rent (2)
Single-Family Residential
Corpus	Corpus Christi, TX	7/9/2021	1953	81	$6.8	$6.8	$1,146
Jolin	Weatherford, TX	8/6/2021	2009	24	3.1	3.1	1,360
Total/Average Mortgage Loan				105	$9.9	$9.9	$1,182

Total/Average Preferred Equity and Mortgage Loan				4,029	$175.7	$86.8	$1,443

(1)	Multifamily dates represent the year construction was or is expected to be completed, or the date that a significant renovation has or will be completed. Single-family residential dates represent average year built of the individual single-family homes.
(2)	Represents the average effective monthly rent per occupied unit for the three months ended September 30, 2021. The average rents for the development projects represent the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.
(3)	Single-Family Residential includes single-family residential homes and attached townhomes/flats.
(4)	The Company purchased the Wayford at Concord property from our unaffiliated joint venture partner, and as part of the transaction, our preferred equity investment was redeemed.
(5)	The Company sold The Reserve at Palmer Ranch to our unaffiliated joint venture partner in the Strategic Portfolio, and as part of the sale, we simultaneously made an additional preferred equity investment in the Strategic Portfolio.
(6)	Peak Housing includes portfolios of homes located in Indiana, Missouri and Texas.

Bluerock Residential Growth REIT, Inc.

Recent Dispositions

(Unaudited and dollars in millions)

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds
Operating
ARIUM Grandewood	Orlando, FL	1/28/2021	306	100%	$65.3	$25.1
James on South First	Austin, TX	2/24/2021	250	90%	50.0	18.1
Marquis at The Cascades	Tyler, TX	3/1/2021	582	90%	90.9	32.6
Plantation Park	Lake Jackson, TX	4/26/2021	238	80%	32.0	2.7
The Reserve at Palmer Ranch (1)	Sarasota, FL	6/10/2021	320	100%	57.6	16.6
Park & Kingston	Charlotte, NC	7/7/2021	168	100%	44.9	24.7
The District at Scottsdale	Scottsdale, AZ	7/7/2021	332	99%	150.5	69.5
Total Operating			2,196		491.2	189.3

Mezzanine
Vickers Historic Roswell	Roswell, GA	6/29/2021	79	—	40.3	12.9
Total Mezzanine			79		40.3	12.9

Preferred Equity
The Conley	Leander, TX	3/18/2021	259	—	52.1	16.5
Alexan Southside Place	Houston, TX	3/25/2021	270	—	45.1	10.1
Wayford at Concord (2)	Concord, NC	6/4/2021	150	—	44.4	7.0
Mira Vista	Austin, TX	9/23/2021	200	—	32.6	5.6
Total Preferred Equity			879		174.2	39.2

Total			3,154		$705.7	$241.4

(1)	The Company sold The Reserve at Palmer Ranch to our unaffiliated joint venture partner in the Strategic Portfolio, and as part of the sale, we simultaneously made an additional preferred equity investment in the Strategic Portfolio.
(2)	The Company purchased the Wayford at Concord property from our unaffiliated joint venture partner, and as part of the transaction, our preferred equity investment was redeemed.

Bluerock Residential Growth REIT, Inc.

Preferred Equity Investments, Notes and Accrued Interest Receivable, and Ground Lease

For the Three and Nine Months Ended September 30, 2021

(Unaudited and dollars in thousands)

Name	Investment Balance as of June 30, 2021	Change	Investment Balance as of September 30, 2021	Return as of September 30, 2021	CFFO Earned for the Three Months Ended September 30, 2021	CFFO Earned for the Nine Months Ended September 30, 2021
Preferred Equity Investments
Operating – Stabilized
Alexan CityCentre	$16,678	$764	$17,442	18.1%	$765	$2,141
Deercross	4,000	-	4,000	10.5%	107	113
Peak Housing	10,705	7,498	18,203	9.9%	339	574
Renew 3030	-	7,060	7,060	10.5%	62	62
Spring Parc	-	8,000	8,000	10.5%	187	187
Strategic Portfolio	38,454	-	38,454	10.8%	1,061	2,562
The Crossings at Dawsonville	-	10,450	10,450	10.5%	238	238
The Riley	6,961	-	6,961	11.0%	196	453
Thornton Flats	4,600	750	5,350	9.0%	109	315
Total operating - stabilized	81,398	34,522	115,920		3,064	6,645

Development
Chandler	-	1,304	1,304	13.0%	17	17
Deerwood Apartments	-	2,358	2,358	11.5%	29	29
Lower Broadway (1)	-	-	-	12.5%	-	-
Orange City Apartments (1)	-	-	-	13.0%	-	-
The Cottages at Myrtle Beach	-	4,651	4,651	14.5%	39	39
The Cottages of Port St. Lucie	-	3,581	3,581	14.5%	48	48
Wayford at Innovation Park (1)	-	-	-	12.5%	-	-
Willow Park (1)	-	-	-	13.0%	-	-
Total development	-	11,894	11,894		133	133

Sold
Mira Vista	5,250	(5,250)	-		125	391
The Conley	-	-	-		-	405
Wayford at Concord	-	-	-		-	364
Total sold	5,250	(5,250)	-		125	1,160

Other	68	(10)	58	(2)	-	-
Provision for credit losses (3)	(388)	(63)	(451)		-	-
	$86,328	$41,093	$127,421		$3,322	$7,938

Loans (4)
Operating - Stabilized
Corpus	$-	$6,819	$6,819	7.0%	$110	$110
Domain at The One Forty (2)	24,826	224	25,050	4.0%	250	733
Jolin	-	3,135	3,135	7.0%	33	33
Motif (2)	80,521	2,351	82,872	12.9%	2,593	7,451
Total operating - stabilized	105,347	12,529	117,876		2,986	8,327

Lease-up
Reunion Apartments	10,769	307	11,076	12.0%	307	900
Total lease-up	10,769	307	11,076		307	900

Development
Avondale Hills	12,153	360	12,513	12.0%	360	764
The Hartley at Blue Hill, formerly The Park at Chapel Hill (5)	37,920	508	38,428	11.5%	1,046	3,104
Total development	50,073	868	50,941		1,406	3,868

Sold
Vickers Historic Roswell	-	-	-		-	903
Total sold	-	-	-		-	903

Provision for credit losses (3)	(535)	37	(498)		-	-
	$165,654	$13,741	$179,395		$4,699	$13,998

Ground Lease - Development (4) (6)
Zoey	$24,265	$298	$24,563	5.0%	$298	$831
Provision for credit losses (3)	(83)	9	(74)		-	-
	$24,182	$307	$24,489		$298	$831

(1)	The investment has not been funded as of September 30, 2021. Refer to page 22 for investment commitment amounts.
(2)	The Company also holds an equity method investment with 0.5% common ownership.

(3)	The Company recorded a general provision for credit losses of $17 during the three months ended September 30, 2021 on its total preferred equity, loans and ground lease investments.
(4)	Investment balances include accrued interest.
(5)	The investment includes a $5.0 million senior loan and a $31.0 million mezzanine loan.
(6)	Ground lease investments are included in accounts receivable, prepaids and other assets.

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Third Quarter 2021

(Unaudited)

Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent (2)		Revenue per Occupied Unit (3)		Average Occupancy
Consolidated Operating Investments:
Multifamily
ARIUM Glenridge	Atlanta, GA	480	1990	$1,408		$1,516		93.3%
ARIUM Westside	Atlanta, GA	336	2008	1,566		1,720		93.6%
Ashford Belmar	Lakewood, CO	512	1988/1993	1,732		1,955		95.9%
Avenue 25	Phoenix, AZ	254	2013	1,351		1,521		94.8%
Burano Hunter’s Creek, formerly ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,471		1,600		95.5%
Carrington at Perimeter Park	Morrisville, NC	266	2007	1,330		1,408		96.9%
Chattahoochee Ridge	Atlanta, GA	358	1996	1,453		1,565		97.5%
Chevy Chase	Austin, TX	320	1971	1,008		1,136		97.9%
Cielo on Gilbert	Mesa, AZ	432	1985	1,178		1,367		96.5%
Citrus Tower	Orlando, FL	336	2006	1,436		1,599		95.8%
Denim	Scottsdale, AZ	645	1979	1,344		1,504		94.9%
Elan	Austin, TX	270	2007	1,192		1,327		96.6%
Element	Las Vegas, NV	200	1995	1,365		1,590		94.6%
Falls at Forsyth	Cumming, GA	356	2019	1,491		1,644		97.8%
Gulfshore Apartment Homes	Naples, FL	368	2016	1,347		1,467		98.2%
Outlook at Greystone	Birmingham, AL	300	2007	1,196		1,392		94.7%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003	1,524		1,707		93.7%
Providence Trail	Mount Juliet, TN	334	2007	1,355		1,552		95.5%
Roswell City Walk	Roswell, GA	320	2015	1,705		1,914		96.6%
Sands Parc	Daytona Beach, FL	264	2017	1,455		1,604		97.1%
The Brodie	Austin, TX	324	2001	1,392		1,574		95.6%
The Debra Metrowest, formerly ARIUM Metrowest	Orlando, FL	510	2001	1,477		1,640		95.1%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,531		1,685		96.2%
The Mills	Greenville, SC	304	2013	1,099		1,239		98.1%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,665		1,823		95.3%
The Sanctuary	Las Vegas, NV	320	1988	1,232		1,314		93.6%
Veranda at Centerfield	Houston, TX	400	1999	1,062		1,230		94.6%
Villages of Cypress Creek	Houston, TX	384	2001	1,222		1,293		94.4%
Wesley Village	Charlotte, NC	301	2010	1,429		1,534		97.2%
Windsor Falls	Raleigh, NC	276	1994	1,170		1,242		97.5%
Total Units		10,626

Single-Family Residential (4)	Market	Number of Homes	Average Year Built
Granbury	Granbury, TX	36	2020-2021	1,556		1,559		97.2%
Indy	Indianapolis, IN	44	1958	753		753		88.8%
Lubbock	Lubbock, TX	60	1955	969		974		90.0%
Navigator Villas	Pasco, WA	176	2013	1,215		1,330		97.8%
Springfield	Springfield, MO	290	2004	1,126		1,110		97.6%
Springtown	Springtown, TX	70	1991	1,216		1,216		98.6%
Texarkana	Texarkana, TX	29	1967	940		940		93.1%
Wayford at Concord	Concord, NC	150	2019	1,868		1,938		98.0%
Yauger Park Villas	Olympia, WA	80	2010	2,043		2,240		95.6%
Total Homes		935

Total/Average Consolidated Operating Investments		11,561		$1,384	(5)	$1,530	(5)	95.8	%(5)

Preferred Equity/Loan/Ground Lease Investments:
Multifamily
Alexan CityCentre	Houston, TX	340		$1,628		$1,731		96.6%
Avondale Hills	Decatur, GA	240		1,538		N/A		N/A
Belmont Crossing	Smyrna, GA	192		924		1,039		97.7%
Chandler	Chandler, AZ	208		1,457		N/A		N/A
Deercross	Indianapolis, IN	372		771		859		93.6%
Deerwood Apartments	Houston, TX	330		1,590		N/A		N/A
Domain at The One Forty	Garland, TX	299		1,416		1,582		95.8%
Georgetown Crossing	Savannah, GA	168		1,105		1,238		95.2%
Hunter’s Pointe	Pensacola, FL	204		1,009		1,169		99.5%
Lower Broadway	San Antonio, TX	386		1,769		N/A		N/A
Motif	Fort Lauderdale, FL	385		2,263		2,365		92.8%
Orange City Apartments	Orange City, FL	298		1,457		N/A		N/A
Park on the Square	Pensacola, FL	240		1,233		1,469		96.9%
Renew 3030	Mesa, AZ	126		1,098		1,190		97.0%
Reunion Apartments	Orlando, FL	280		1,366		N/A		N/A
Sierra Terrace	Atlanta, GA	135		1,292		1,455		97.8%
Sierra Village	Atlanta, GA	154		1,254		1,359		93.5%
Spring Parc	Dallas, TX	304		953		1,176		94.3%
The Commons	Jacksonville, FL	328		933		1,056		98.2%
The Crossings of Dawsonville	Dawsonville, GA	216		1,447		1,626		96.4%
The Hartley at Blue Hill, formerly The Park at Chapel Hill	Chapel Hill, NC	414		1,599		N/A		N/A
The Reserve at Palmer Ranch	Sarasota, FL	320		1,448		1,611		95.9%
The Riley	Richardson, TX	262		1,485		1,570(6)		96.7%
Thornton Flats	Austin, TX	104		1,628		1,849		94.6%
Water’s Edge	Pensacola, FL	184		1,214		1,452		97.8%
Wayford at Innovation Park	Charlotte, NC	210		1,994		N/A		N/A
Zoey	Austin, TX	307		1,762		N/A		N/A
Total Units		7,006

Single-Family Residential	Market	Number of Homes
Corpus	Corpus Christi, TX	81		1,146		1,146		94.0%
Jolin	Weatherford, TX	24		1,360		1,360		95.8%
Peak Housing	Various (7)	474		968		968		91.1%
The Cottages at Myrtle Beach	Myrtle Beach, SC	294		1,743		N/A		N/A
The Cottages of Port St. Lucie	Port St. Lucie, FL	286		2,133		N/A		N/A
Willow Park	Willow Park, TX	46		2,362		N/A		N/A
Total Homes		1,205

Total/Average Preferred Equity/Loan/Ground Lease Investments		8,211		$1,440	(8)	$1,403	(8)	95.3	%(8)

Total/Average Portfolio		19,772		$1,407	(9)	$1,492	(9)	95.7	%(9)

(1)	Represents date of last significant renovation or year built if no renovations.
(2)	For operating investments, represents the average effective monthly rent per occupied unit for the three months ended September 30, 2021. For development investments, represents the average pro forma effective monthly rent per occupied unit for all expected occupied units upon stabilization.
(3)	Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended September 30, 2021.
(4)	Single-Family Residential includes single-family residential homes and attached townhomes/flats.
(5)	The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,384, $1,531, and 95.8%, respectively, for the three months ended September 30, 2021.
(6)	The average revenue per occupied unit including the property’s retail space was $1,707 for the three months ended September 30, 2021.
(7)	Peak Housing includes portfolios of homes located in Indiana, Missouri and Texas.
(8)	The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,434, $1,398, and 95.3%, respectively, for the three months ended September 30, 2021.
(9)	The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,405, $1,491, and 95.7%, respectively, for the three months ended September 30, 2021.

Bluerock Residential Growth REIT, Inc.

Renovation Table

As of September 30, 2021

(Unaudited)

Units and Investment
	2021			To Date
	Completed	Completed	Total Expected	Total	Unrenovated Units
	in 3Q	Year-to-date	Completions in 2021	Completed	Remaining
Number of Renovations	368	688	800 – 1,000	3,643	5,096
Renovation Cost per Unit	$7,885	$7,576	$7,000 - $8,000

Returns
	Inception-to-date
	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$6,249	$121	23.2%

Bluerock Residential Growth REIT, Inc. Lease-up and Development Preferred/Loan/Ground Lease Investments As of September 30, 2021 (Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Lease-up Investment Name	Actual/ Planned Number of Units or Homes	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit or Home	Total Available Financing (in millions) (1)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations (2)
Multifamily
Reunion Apartments (4)	280	$48.3	$44.0	$172,500	$30.5	3Q20	3Q21	3Q22	1Q23
Total lease-up units	280

Development Investment Name
Multifamily
Zoey (3)	307	59.5	48.9	193,811	25.5	1Q20	1Q22	2Q22	1Q23
Avondale Hills (4)	240	50.9	29.1	212,083	31.4	4Q20	1Q23	1Q23	1Q24
The Hartley at Blue Hill, formerly The Park at Chapel Hill (4)	414	99.2	60.5	239,614	64.3	2Q20	1Q22	1Q23	3Q23
Deerwood Apartments (5)	330	65.8	13.9	199,394	39.5	2Q21	4Q22	2Q23	2Q24
Chandler (5)	208	48.2	8.4	231,731	31.0	3Q21	3Q23	4Q23	4Q24
Orange City Apartments (5)	298	60.5	7.5	203,020	36.3	3Q21	1Q23	4Q23	4Q24
Lower Broadway (5)	386	91.5	20.8	237,047	51.0	3Q21	4Q23	2Q24	2Q25
Wayford at Innovation Park (5)	210	62.0	4.8	295,238	39.6	4Q21	3Q23	3Q24	3Q25
Total development units	2,393

Single-Family Residential
Willow Park (5)	46	12.7	5.4	276,087	8.8	3Q21	2Q22	4Q22	4Q23
The Cottages at Myrtle Beach (5)	294	63.2	11.6	214,966	40.2	3Q21	1Q23	4Q23	4Q24
The Cottages of Port St. Lucie (5)	286	69.6	9.9	243,357	45.2	3Q21	1Q23	4Q23	4Q24
Total development homes	626

Total development units and homes	3,019

Total units and homes	3,299

(1)	Represents property level only and excludes mezzanine loan financing.
(2)	We define stabilized occupancy as attainment of 90% physical occupancy.
(3)	Represents a ground lease investment.
(4)	Represents a mezzanine loan investment.
(5)	Represents a preferred equity investment. Chandler and Lower Broadway have an option to purchase the property.

Bluerock Residential Growth REIT, Inc. Condensed Consolidated Balance Sheets Third Quarter 2021 (Unaudited and dollars in thousands except for share and per share data)

	September 30, 2021	December 31, 2020
ASSETS
Net Real Estate Investments
Land	$263,361	$279,481
Buildings and improvements	1,772,822	1,889,471
Furniture, fixtures and equipment	84,221	78,438
Total Gross Real Estate Investments	2,120,404	2,247,390
Accumulated depreciation	(205,124)	(186,426)
Total Net Operating Real Estate Investments	1,915,280	2,060,964
Operating real estate held for sale, net	—	36,213
Total Net Real Estate Investments	1,915,280	2,097,177
Cash and cash equivalents	163,349	83,868
Restricted cash	35,483	35,093
Notes and accrued interest receivable, net	179,395	157,734
Due from affiliates	682	339
Accounts receivable, prepaids and other assets, net	43,315	29,502
Preferred equity investments and investments in unconsolidated real estate joint ventures, net	127,421	83,485
In-place lease intangible assets, net	1,748	2,594
Non-real estate assets associated with operating real estate held for sale	—	145
Total Assets	$2,466,673	$2,489,937

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,341,241	$1,490,932
Mortgages payable associated with operating real estate held for sale	—	38,773
Revolving credit facilities	—	33,000
Accounts payable	2,073	1,317
Other accrued liabilities	44,254	31,025
Due to affiliates	595	618
Distributions payable	14,177	13,421
Liabilities associated with operating real estate held for sale	—	383
Total Liabilities	1,402,340	1,609,469
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; no shares and 2,201,547 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	54,332
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 359,925 and 513,489 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	328,781	469,907
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 shares issued and outstanding as of September 30, 2021 and December 31, 2020	56,728	56,462
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 22,920,168 and 9,717,917 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	520,704	219,967
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 shares issued and outstanding as of September 30, 2021 and December 31, 2020	66,867	66,867
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 26,120,780 and 22,020,950 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	261	220
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of September 30, 2021 and December 31, 2020	1	1
Additional paid-in-capital	339,815	304,710
Distributions in excess of cumulative earnings	(295,672)	(313,392)
Total Stockholders’ Equity	111,272	58,406
Noncontrolling Interests
Operating Partnership units	15,730	(3,272)
Partially owned properties	31,118	24,666
Total Noncontrolling Interests	46,848	21,394
Total Equity	158,120	79,800
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,466,673	$2,489,937

Bluerock Residential Growth REIT, Inc. Consolidated Statements of Operations For the Three and Nine Months Ended September 30, 2021 and 2020 (Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Rental and other property revenues	$49,783	$48,666	$150,586	$146,713
Interest income from loan and ground lease investments	4,013	5,923	12,848	17,149
Total revenues	53,796	54,589	163,434	163,862

Expenses
Property operating	19,138	19,571	57,978	57,441
Property management fees	1,259	1,231	3,787	3,719
General and administrative	6,856	5,901	20,097	17,575
Acquisition and pursuit costs	413	2,242	428	3,933
Weather-related losses, net	140	—	540	—
Depreciation and amortization	19,204	19,216	59,454	60,206
Total expenses	47,010	48,161	142,284	142,874
Operating income	6,786	6,428	21,150	20,988

Other income (expense)
Other income	208	60	418	119
Preferred returns on unconsolidated real estate joint ventures	3,322	2,963	7,938	8,213
Provision for credit losses	(17)	—	(584)	—
Gain on sale of real estate investments	48,943	—	137,285	58,096
Loss on extinguishment of debt and debt modification costs	(3,053)	—	(6,740)	(13,985)
Interest expense, net	(12,755)	(13,520)	(40,050)	(42,294)
Total other income (expense)	36,648	(10,497)	98,267	10,149
Net income (loss)	43,434	(4,069)	119,417	31,137
Preferred stock dividends	(15,772)	(15,003)	(44,756)	(42,787)
Preferred stock accretion	(4,840)	(4,451)	(19,152)	(11,978)
Net income (loss) attributable to noncontrolling interests
Operating Partnership units	4,994	(6,270)	13,176	(6,679)
Partially owned properties	5,284	(195)	11,637	1,512
Net income (loss) attributable to noncontrolling interests	10,278	(6,465)	24,813	(5,167)
Net income (loss) attributable to common stockholders	$12,544	$(17,058)	$30,696	$(18,461)

Net income (loss) per common share - Basic	$0.46	$(0.71)	$1.14	$(0.80)
Net income (loss) per common share – Diluted	$0.45	$(0.71)	$1.13	$(0.80)

Weighted average basic common shares outstanding	26,567,269	24,566,196	25,941,571	24,321,282
Weighted average diluted common shares outstanding	26,795,507	24,566,196	26,032,592	24,321,282

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Core FFO (CFFO) Attributable to Common Stockholders and Unit Holders

For the Three and Nine Months Ended September 30, 2021 and 2020

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$12,544	$(17,058)	$30,696	$(18,461)
Add back: Net income (loss) attributable to Operating Partnership Units	4,994	(6,270)	13,176	(6,679)
Net income (loss) attributable to common stockholders and unit holders	17,538	(23,328)	43,872	(25,140)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	18,187	18,309	56,627	57,353
Provision for credit losses	17	—	584	—
Gain on sale of real estate investments	(43,359)	—	(124,416)	(55,360)
FFO Attributable to Common Stockholders and Unit Holders	(7,617)	(5,019)	(23,333)	(23,147)
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	413	2,242	428	3,933
Non-cash interest expense	363	731	1,517	2,323
Unrealized loss on derivatives	41	98	31	67
Loss on extinguishment of debt and debt modification costs	2,975	—	6,148	13,590
Amortization of deferred interest income on mezzanine loan	984	—	1,981	—
Weather-related losses, net	140	—	500	—
Non-real estate depreciation and amortization	122	122	365	364
Other income, net	(216)	(52)	(168)	(49)
Non-cash equity compensation	3,395	2,850	10,184	8,589
Preferred stock accretion	4,840	4,451	19,152	11,978
CFFO Attributable to Common Stockholders and Unit Holders	$5,440	$5,423	$16,805	$17,648

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.20)	$(0.15)	$(0.64)	$(0.70)
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.15	$0.16	$0.46	$0.53

Weighted average common shares and units outstanding - diluted	37,461,558	33,688,877	36,360,295	33,187,360

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information

As of September 30, 2021

(Unaudited and dollars in thousands)

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM Glenridge	$49,500	1.41%	LIBOR + 1.33% subject to Cap (1)	September 1, 2025
ARIUM Westside	52,076	3.68%	Fixed	August 1, 2023
Ashford Belmar	100,675	4.53%	Fixed	December 1, 2025
Avenue 25 (2)	36,566	4.18%	Fixed	July 1, 2027
Burano Hunter’s Creek (3)	69,851	3.65%	Fixed	November 1, 2024
Carrington at Perimeter Park (4)	31,259	4.16%	Fixed	July 1, 2027
Chattahoochee Ridge	45,338	3.25%	Fixed	December 5, 2024
Chevy Chase	24,400	2.40%	LIBOR + 2.32% subject to Cap (1)	September 1, 2027
Cielo on Gilbert	58,000	2.66%	SOFR + 2.61% subject to Cap (1)	January 1, 2031
Citrus Tower	40,083	4.07%	Fixed	October 1, 2024
Denim (5)	101,205	3.41%	Fixed	August 1, 2029
Elan (6)	25,525	4.19%	Fixed	July 1, 2027
Element	29,260	3.63%	Fixed	July 1, 2026
Falls at Forsyth	38,619	2.92%	(7)	July 1, 2025
Fannie Facility Advance	13,936	2.68%	LIBOR + 2.60% subject to Cap (1)	June 1, 2027
Fannie Facility Second Advance	12,880	2.75%	SOFR + 2.70% subject to Cap (1)	March 1, 2028
Gulfshore Apartment Homes	46,345	3.26%	Fixed	September 1, 2029
Navigator Villas (8)	20,440	4.56%	Fixed	June 1, 2028
Outlook at Greystone	22,019	4.30%	Fixed	June 1, 2025
Pine Lakes Preserve	42,728	3.06%	LIBOR + 2.98% subject to Cap (1)	July 1, 2030
Providence Trail	47,809	3.54%	Fixed	July 1, 2026
Roswell City Walk	49,302	3.63%	Fixed	December 1, 2026
The Brodie	33,048	3.71%	Fixed	December 1, 2023
The Debra Metrowest (3)	64,237	4.43%	Fixed	May 1, 2025
The Links at Plum Creek	39,085	4.31%	Fixed	October 1, 2025
The Mills	24,869	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	48,490	3.26%	Fixed	September 1, 2029
The Sanctuary	33,707	3.31%	Fixed	August 1, 2029
Veranda at Centerfield	26,045	1.34%	LIBOR + 1.25% subject to Cap (1)	July 26, 2023
Villages of Cypress Creek	33,520	2.63%	LIBOR + 2.55% subject to Cap (1)	July 1, 2027
Wesley Village	38,909	4.25%	Fixed	April 1, 2024
Windsor Falls	27,442	4.19%	Fixed	November 1, 2027
Yauger Park Villas (9)	14,990	4.86%	Fixed	April 1, 2026
Total	1,342,158
Fair value adjustments	8,540
Deferred financing costs, net	(9,457)
Total	$1,341,241
Weighted Average Interest Rate	3.56%

(1)	In September 2021, one-month LIBOR in effect was 0.08% and the 30-day average SOFR in effect was 0.05%.
(2)	The principal balance includes a $29.7 million senior loan at a fixed rate of 4.02% and a $6.9 million supplemental loan at a fixed rate of 4.86%.
(3)	Burano Hunter’s Creek and The Debra Metrowest, formerly ARIUM Hunter’s Creek and ARIUM Metrowest, respectively.
(4)	The principal balance includes a $27.5 million senior loan at a fixed rate of 4.09% and a $3.8 million supplemental loan at a fixed rate of 4.66%.
(5)	The principal balance includes a $91.6 million senior loan at a fixed rate of 3.32% and a $9.6 million supplemental loan at a fixed rate of 4.22%.
(6)	The principal balance includes a $21.2 million senior loan at a fixed rate of 4.09% and a $4.4 million supplemental loan at a fixed rate of 4.66%.
(7)	The principal balance includes a $19.3 million advance at a fixed rate of 4.35% and a $19.3 million advance at a variable rate of 1.48% as of September 30, 2021.
(8)	The principal balance includes a $14.7 million senior loan at a fixed rate of 4.31% and a $5.7 million supplemental loan at a fixed rate of 5.23%.
(9)	The principal balance includes a $10.4 million senior loan at a fixed rate of 4.81% and a $4.6 million supplemental loan at a fixed rate of 4.96%.

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information Continued

As of September 30, 2021

(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2021	$2,509	$498	$3,007	0.22%
2022	10,965	2,587	13,552	1.01%
2023	96,983	29,119	126,102	9.42%
2024	197,900	3,603	201,503	15.01%
2025	265,443	65,568	331,011	24.66%
Thereafter	488,077	178,906	666,983	49.68%
	$1,061,877	$280,281	$1,342,158	100.00%
Fair Value Adjustments	8,540	-	8,540
Subtotal	$1,070,417	$280,281	$1,350,698
Deferred Financing Costs, net	(6,845)	(2,612)	(9,457)
Total	$1,063,572	$277,669	$1,341,241

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)
Secured Fixed Rate Debt	$1,070,417	79.2%	3.89%	4.8
Secured Floating Rate Debt	280,281	20.8%	2.28%	6.2
Total/Average	$1,350,698	100.0%	3.56%	5.1

Bluerock Residential Growth REIT, Inc.

2021 Projected Guidance

(Unaudited and dollars in thousands except for per share data)

	2021 Outlook (3)
	Low	High
Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share	$0.65	$0.70

Same Store Growth
Rental income growth	5.0%	7.0%
Property operating expense growth	4.0%	6.0%
NOI growth	6.0%	8.0%

Property management fee as a percentage of revenue	2.4%	2.2%
General and administrative expenses (1)	12,500	12,000
Income from preferred equity and mezzanine investments	29,100	29,100
Normal recurring capital expenditures (2)	2,900	2,700

Value-add Upgrades
Forecasted unit count	800	1,000
Return on investment	15%	20%

Investments
Total gross asset value	600,000	800,000

Dispositions
Total gross asset value	700,000	700,000

Noncontrolling Interest, Preferred Stock and Share Count Assumptions
Noncontrolling interest percentage of CFFO - partially owned properties	4.0%	3.9%
Series T preferred stock raise	400,000	475,000
Preferred stock dividends	62,000	64,000
Estimated weighted average diluted common shares and units outstanding	39,100	39,100

(1)	General and administrative expenses exclude non-cash expenses, such as depreciation and non-cash equity compensation.
(2)	Normally recurring capital expenditures exclude development, investment, revenue enhancing and non-recurring capital expenditures.
(3)	The Company has not reconciled projected Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share (“CFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations, Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for notes receivable, unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest expense, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, non-cash equity compensation and preferred stock accretion. Commencing in 2020, we do not deduct the accrued portion of the preferred income on our preferred equity investments from FFO to determine CFFO as the income is deemed fully collectible. The accrued portion of the preferred income totaled $1.9 million and $0.4 million, and $4.6 million and $1.2 million for the three and nine months ended September 30, 2021 and 2020, respectively. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income (loss), including net income (loss) attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income (loss), including net income (loss) attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired twelve operating investments, made fifteen investments through preferred equity or loans, sold eight operating investments and received payoffs of our loan or preferred equity in eight investments subsequent to September 30, 2020. The results presented are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net income (loss) attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$12,544	$(17,058)	$30,696	$(18,461)
Net income (loss) attributable to noncontrolling interests	10,278	(6,465)	24,813	(5,167)
Preferred stock dividends	15,772	15,003	44,756	42,787
Preferred stock accretion	4,840	4,451	19,152	11,978
Interest expense, net	12,755	13,520	40,050	42,294
Real estate depreciation and amortization	19,157	19,169	59,315	60,068
Provision for credit losses	17	—	584	—
Gain on sale of real estate investments	(48,943)	—	(137,285)	(58,096)
Loss on extinguishment of debt and debt modification costs	3,053	—	6,740	13,985
EBITDAre	$29,473	$28,620	$88,821	$89,388
Acquisition and pursuit costs	413	2,242	428	3,933
Amortization of deferred interest income on mezzanine loan	984	—	1,981	—
Non-real estate depreciation and amortization	122	122	365	364
Weather-related losses, net	140	—	540	—
Non-cash equity compensation	3,395	2,850	10,184	8,589
Other income, net	(216)	(52)	(168)	(49)
Adjusted EBITDAre	$34,311	$33,782	$102,151	$102,225

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

We have acquired twelve operating investments, made fifteen investments through preferred equity or loans, sold eight operating investments and received payoffs of our loan or preferred equity in eight investments subsequent to September 30, 2020. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The following table reflects net income (loss) attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$12,544	$(17,058)	$30,696	$(18,461)
Add back: Net income (loss) attributable to Operating Partnership Units	4,994	(6,270)	13,176	(6,679)
Net income (loss) attributable to common stockholders and unit holders	17,538	(23,328)	43,872	(25,140)
Add common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	18,187	18,309	56,627	57,353
Non-real estate depreciation and amortization	122	122	365	364
Non-cash interest expense	363	731	1,517	2,323
Unrealized loss on derivatives	41	98	31	67
Loss on extinguishment of debt and debt modification costs	2,975	—	6,148	13,590
Provision for credit losses	17	—	584	—
Property management fees	1,191	1,173	3,608	3,540
Acquisition and pursuit costs	413	2,242	428	3,933
Corporate operating expenses	6,781	5,817	19,871	17,279
Weather-related losses, net	140	—	500	—
Preferred dividends	15,772	15,003	44,756	42,787
Preferred stock accretion	4,840	4,451	19,152	11,978
Less common stockholders and Operating Partnership Units pro-rata share of:
Other income, net	216	52	324	49
Preferred returns on unconsolidated real estate joint ventures	3,322	2,935	7,938	8,343
Interest income from loan and ground lease investments	4,149	5,923	12,984	17,149
Gain on sale of real estate investments	43,359	—	124,416	55,360
Pro-rata share of properties’ income	17,334	15,708	51,797	47,173
Add:
Noncontrolling interest pro-rata share of partially owned property income	977	725	2,356	2,278
Total property income	18,311	16,433	54,153	49,451
Add:
Interest expense	12,334	12,662	38,455	39,821
Net operating income	30,645	29,095	92,608	89,272
Less:
Non-same store net operating income	6,056	6,577	22,692	22,882
Same store net operating income (1)	$24,589	$22,518	$69,916	$66,390

(1)	Same store portfolio for the three months ended September 30, 2021 consists of 25 properties, which represent 8,882 units. Same store portfolio for the nine months ended September 30, 2021 consists of 24 properties, which represent 8,628 units.